UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2023

TERADYNE, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Riverpark Drive, North Reading, MA	01864
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 370-2700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.125 per share	TER	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On November 7, 2023, Teradyne, Inc. (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with Technoprobe S.p.A. (“Technoprobe”), T-Plus S.p.A., Technoprobe’s controlling shareholder (“T-Plus”), and Teradyne International Holdings, B.V., a wholly owned subsidiary of the Company (the “Investor”). The Investment Agreement has been approved by the boards of directors of the Company, the Investor, T-Plus and Technoprobe.

Upon the terms and subject to the conditions set forth in the Investment Agreement, the Investor will acquire 10% of the issued and outstanding shares of Technoprobe post-transaction from a combination of shares owned by T-Plus (2% fully diluted) and newly issued shares of Technoprobe (8% fully diluted) (the “Investment”). The aggregate value of the cash consideration to be paid at the closing of the Investment in Technoprobe is approximately $516 million at current foreign exchange rates and is based on a price per share calculated based on the volume weighted average trading price of Technoprobe’s shares on Euronext Milan during the three-month period ending on November 6, 2023.

The Investment Agreement includes customary warranties, covenants and indemnifications by the parties. Consummation of the Investment is subject to customary conditions, including, among other things, (i) the approval of, or the expiration of the relevant waiting period required by, the U.S. Federal Trade Commission and U.S. Department of Justice, (ii) certain regulatory approvals in Italy, and (iii) the concurrent closing of the sale of the Company’s DIS Business (defined below).

As part of the Investment Agreement, the Investor and T-Plus, as shareholders of Technoprobe, agreed on certain provisions, applicable subject to closing and effective as from the closing date of the Investment Agreement (the “Shareholders’ Agreement”), prescribing (i) for the right for the Investor to designate one member to Technoprobe’s board of directors as long as the Investor holds a number of shares representing not less than 8% of the outstanding share capital of Technoprobe subject to anti-dilution protection; (ii) that no action or decision will be taken by the shareholders’ meeting and/or by the Board of Directors of Technoprobe without the favorable vote of the Investor in relation to certain by-laws’ amendments, related party transactions and the delisting of Technoprobe shares; and (iii) that the Investor may not transfer or otherwise dispose of the Technoprobe shares acquired in the Investment, other than to affiliates, for a period of three years from the closing of the Investment, subject to certain early termination events as set forth in the Investment Agreement. In accordance with Italian law, the Shareholders’ Agreement has a term of three years from closing and will be subject to renewal unless either party provides written notice of non-renewal at least six months prior to the expiration of the three-year term.

The foregoing is a summary of the terms of the Investment Agreement and the Shareholders’ Agreement and does not purport to summarize or include all terms relating to the transactions contemplated by the Investment Agreement or the Shareholders’ Agreement. The foregoing summary is qualified in its entirety by reference to the Investment Agreement and the Shareholders’ Agreement, which are expected to be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The representations, warranties and covenants contained in the Investment Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts. Investors are not third-party beneficiaries under the Investment Agreement. In addition, the representations and warranties contained in the Investment Agreement (i) are qualified by information disclosed to the Company and the Investor in a virtual data room, (ii) were made only as of the date of such agreement or a prior, specified date, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Investment, which subsequent information may or may not be fully reflected in the Company’s or Technoprobe’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the Company or Technoprobe or any of their respective subsidiaries or affiliates.

Item 7.01 Regulation FD Disclosure.

Concurrently with entry into the Investment Agreement, the Company has entered into an agreement (the “DIS Sale Agreement”) with Technoprobe to sell to Technoprobe its Device Interface Solutions business unit (the “DIS Business”) for $85 million, net of cash and debt, and subject to a customary working capital adjustment. The DIS Sale Agreement includes customary warranties, covenants and indemnifications by the parties. Consummation of the sale of the DIS Business is subject to customary conditions, including, among other things, (i) clearance from the Committee on Foreign Investment in the United States, (ii) merger control review in Taiwan, (iii) the absence of a material adverse effect with respect to the DIS Business and (iv) the concurrent closing of the Investment. Additionally, the Company and Technoprobe are engaging in joint development projects.

On November 7, 2023, the Company issued a press release announcing that it had entered into the Investment Agreement. A copy of the press release is furnished as Exhibit 99.1.

The information furnished under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

* * * * *

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K, including the Exhibit, contains forward-looking statements regarding the Investment, the sale of the DIS Business, payments to the former Technoprobe shareholders, Teradyne’s future financial results, and Technoprobe’s future business prospects, share price and market conditions. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance. You can identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that these forward looking statements will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: seeking and obtaining the required regulatory approvals in connection with effecting the Investment and the sale of the DIS Business; conditions affecting the markets in which Technoprobe operates; market acceptance of Technoprobe’s new products; competition from both larger, more established and emerging companies in Technoprobe’s markets; the protection of Technoprobe’s intellectual property; potential infringement of third party intellectual property rights; the recruitment and retention of key employees; product warranty claims; compliance with product safety regulations and standards; Technoprobe’s ability to successfully grow the DIS Business, the success of the strategic business agreements between the parties, and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 2023. The forward-looking statements provided by Teradyne in this Current Report on Form 8-K, including Exhibit 99.1, represent management’s views as of the date of this report. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this Current Report on Form 8-K, including Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release issued by Teradyne, Inc. on November 7, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADYNE, INC.

Dated: November 7, 2023	By:	/s/ Sanjay Mehta
Name: Sanjay Mehta
Title: V.P., Chief Financial Officer and Treasurer

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